UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2020

STANDARD DIVERSIFIED INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36696	56-1581761
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 5th Avenue, 12th Floor New York, NY	10153
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 922-3752

(Former name or former address if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	SDI	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On July 9, 2020, at a Special Meeting of Stockholders (the “Special Meeting”) of Standard Diversified Inc. (the “Company”), the stockholders of the Company voted on the (i) approval and adoption of the Agreement and Plan of Merger and Reorganization (“Merger Agreement”), dated as of April 7, 2020, by and among the Company, Turning Point Brands, Inc. (“Turning Point”) and Standard Merger Sub, LLC, a wholly-owned subsidiary of Turning Point (“Merger Sub”), pursuant to which the Company will merge with and into Merger Sub (the “Merger”) (the “Merger Proposal”); (ii) approval, on an advisory basis, of certain compensation that may be paid or become payable to named executive officers of the Company in connection with the Merger (the “Compensation Proposal”); (iii) approval of the adjournment of the Special Meeting to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1 (the “Adjournment Proposal”); (iv) approval of the election of five directors of the Company to serve until the Company’s 2021 annual meeting of stockholders, and all until their respective successors are duly elected and qualified (provided that if Proposal No. 1 is approved and the Merger is completed, the Company will be merged out of existence and will no longer have a board of directors, and there will be no Company 2021 annual meeting of stockholders) (the “Election Proposal”); (v) approval, on an advisory basis, of a resolution regarding named executive officer compensation for 2019 (the “2019 Compensation Proposal”); and (vi) approval, on an advisory basis, of a resolution regarding how frequently the Company will submit future advisory votes on executive officer compensation to the Company’s stockholders (the “Frequency Proposal”).

There were 8,886,152 shares of the Company’s Class A Common Stock and 7,697,155 shares of the Company’s Class B Common Stock outstanding and entitled to vote on the record date for the Special Meeting. The Class A and Class B Common Stock vote together as a single class. Shares of Class A Common Stock are entitled to one (1) vote per share while shares of Class B Common Stock are entitled to ten (10) votes per share.  Of the 85,857,702 votes attributable to the shares of the Company’s Common Stock outstanding and entitled to vote on the record date for the Special Meeting, shares representing votes were represented in person or by proxy at the Special Meeting, which number constituted a quorum.

At the Special Meeting, the Merger Proposal, the Compensation Proposal, the Election Proposal and the 2019 Compensation Proposal were all approved by the stockholders of the Company. Sufficient votes were received to approve the Adjournment Proposal, but such an adjournment was not necessary in light of the approval of the Merger Proposal.  With respect to the Frequency Proposal, a substantial plurality of the votes was in favor of the “one year” option.

The final voting results from the Special Meeting were as follows:

Proposal 1.  Approval of the Merger Agreement, and the transactions contemplated thereby, including the Merger.

Votes For	Votes Against	Abstentions	Broker Non- Votes
80,980,433	16,310	90	0

Proposal 2.  Approval, on an advisory basis, of certain compensation that may be paid or become payable to named executive officers of the Company in connection with the Merger.

Votes For	Votes Against	Abstentions	Broker Non- Votes
80,619,753	366,954	10,126	0

Proposal 3.  Approval of the adjournment of the Special Meeting to solicit additional proxies if there are not sufficient votes in favor of the Proposal No. 1.

Votes For	Votes Against	Abstentions	Broker Non- Votes
80,959,235	37,239	359	0

Proposal 4.  Approval of the election of five directors of the Company to serve until the Company’s 2021 annual meeting of stockholders, and all until their respective successors are duly elected and qualified.

Nominee	Votes For	Withheld
Gregory H. A. Baxter	80,963,849	32,984

Thomas F. Helms, Jr.	80,838,224	158,609

David Glazek	80,645,055	351,778

David M. Wurzer	80,977,891	18,942

Arnold Zimmerman	80,963,916	32,917

Proposal 5.  Approval, on an advisory basis, of a resolution regarding named executive officer compensation for 2019.

Votes For	Votes Against	Abstentions	Broker Non- Votes
80,939,193	47,030	10,610	0

Proposal 6.  Approval, on an advisory basis, of a resolution regarding how frequently the Company will submit future advisory votes on executive officer compensation to the Company’s stockholders.

One Year	Two Years	Three Years	Abstentions
80,967,351	1,564	702	27,216

Item 8.01.	Other Events.

On July 8, 2020, the Company, along with other selling stockholders, priced a public offering of 2,000,000 shares of common stock, par value $0.01 per share (the “TPB Common Stock”), of Turning Point, at a public offering price of $23.50 per share. Cowen and Company, LLC was the underwriter for the offering. The other selling stockholders also granted the underwriter an option to purchase up to an additional 215,000 shares of TPB Common Stock during the two days following pricing. The underwriters exercised the option in full on July 9, 2020. The Company estimates that the net proceeds to the Company from this offering, before expenses, will be $40,396,500. This offering is expected to close on July 13, 2020. The underwriting agreement relating to the offering is filed as Exhibit 1.1 to this Report.

The Company intends to use approximately $24 million of the net proceeds of the offering to discharge liabilities in order to allow it to satisfy a closing condition in the Merger Agreement relating to the Merger (defined in Item 5.07).  The Company will use the remainder of the net proceeds to purchase outstanding shares of the Company’s Class A Common Stock from a fund managed by Standard General L.P. (together with the funds it manages, “Standard General”), at a price designed to cause the holders of the Company’s Common Stock, other than Standard General, to receive in the Merger the same number of shares of TPB Common Stock that such holders would have received absent the sale of the shares of TPB Common Stock the proceeds of which were used to purchase shares from Standard General.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated July 8, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD DIVERSIFIED INC.

Date: July 10, 2020	By:	/s/ Bradford A. Tobin
Name: Bradford A. Tobin
Title: General Counsel & Secretary